Security Purchased
Comparison Security
Comparison Security

AMERICAN FINANCIAL REALTY TRUST
MAGUIRE PROPERTIES INC.
GLIMCHER REALTY TRUST
BofA, Friedman Billings, DBSI, Legg Mason, Raymond James, UBS
Warburg, Wachovia
Citigroup, CSFB, AG Edwards, BofA, DBSI, Legg Mason, Raymond
James, UBS, Wachovia
DBSI, McDonald Investments Inc.
> 3 years
> 3 years
> 3 years

AFR US
MPG US
GRT US
Co-lead
N/A
N/A
Friedman Billings Ramsey and UBS Warburg
N/A
N/A
Yes
Yes
Yes
06/24/2003
06/24/2003
06/26/2002
 $699,380,000
 $693,690,000
 $53,460,000
 $12.50
 $19.00
 $17.82
 N/A
 N/A
 N/A

 $0.88
 $1.19
 $0.89




Shares Purchased
$ Amount of Purchase
% of Offering Purchased
by the Fund
Security Performance
Fund Performance
Sell Date*

322,500
 $4,031,250.00
0.06%
19.28%
1.33%
06/30/2003
322,500
 $4,031,250.00
0.06%